Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
Debtors: Delphi Corporation, et al. (1)
Case Number: Jointly Administered 05-44481 (RDD)
Monthly Operating Report for the Month Ended:
March 31, 2007
Debtors’ Address:
5725 Delphi Drive
Troy, Michigan 48098
Monthly Operating Loss: $11 million
Debtors’ Attorneys:
John Wm. Butler, Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Suite 2100
Chicago, IL 60606
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
And
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Report Preparer:
The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate, and truthful to the best of my knowledge. (2)

Date: April 30, 2007	/s/ ROBERT J. DELLINGER
Robert J. Dellinger
Executive Vice President and Chief Financial Officer

(1) See next page for a listing of Debtors by case number.
(2) All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT

(1) The Debtors in these jointly administered cases are as follows:

Case
Debtor Name	Number
Delphi NY Holdings Corporation	05-44480
Delphi Corporation	05-44481
ASEC Manufacturing General Partnership	05-44482
ASEC Sales General Partnership	05-44484
Environmental Catalysts, LLC	05-44503
Delphi Medical Systems Colorado Corporation	05-44507
Delphi Medical Systems Texas Corporation	05-44511
Delphi Medical Systems Corporation	05-44529
Specialty Electronics International Ltd.	05-44536
Specialty Electronics, Inc.	05-44539
Delphi Liquidation Holding Company	05-44542
Delphi Electronics (Holding) LLC	05-44547
Delphi Technologies, Inc.	05-44554
Delphi Automotive Systems Tennessee, Inc.	05-44558
Delphi Mechatronic Systems, Inc.	05-44567
Delphi Automotive Systems Risk Management Corporation	05-44570
Exhaust Systems Corporation	05-44573
Delphi China LLC	05-44577
Delphi Automotive Systems Korea, Inc.	05-44580
Delphi International Services, Inc.	05-44583
Delphi Automotive Systems Thailand, Inc.	05-44586
Delphi Automotive Systems International, Inc.	05-44589
Delphi International Holdings Corporation	05-44591
Delphi Automotive Systems Overseas Corporation	05-44593
Delphi Automotive Systems (Holding), Inc.	05-44596
Delco Electronics Overseas Corporation	05-44610
Delphi Diesel Systems Corporation	05-44612
Delphi LLC	05-44615
Aspire, Inc.	05-44618
Delphi Integrated Service Solutions, Inc.	05-44623
Delphi Connection Systems	05-44624
Packard Hughes Interconnect Company	05-44626
DREAL, Inc.	05-44627
Delphi Automotive Systems Services LLC	05-44632
Delphi Services Holding Corporation	05-44633
Delphi Automotive Systems Global (Holding), Inc.	05-44636
Delphi Foreign Sales Corporation	05-44638
Delphi Automotive Systems Human Resources LLC	05-44639
Delphi Automotive Systems LLC	05-44640
Delphi Furukawa Wiring Systems LLC	05-47452
Delphi Receivables LLC	05-47459
MobileAria, Inc.	05-47474
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
INDEX
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
(Non-filed entities, principally non-U.S. affiliates, excluded from Debtor group)

		Year to Date
	Month Ended	January 1 to
	March 31, 2007	March 31, 2007
	(in millions)
Net sales:
General Motors and affiliates	$849	$2,295
Other customers	567	1,534
Non-Debtor affiliates	95	260

Total net sales	1,511	4,089

Operating expenses:
Cost of sales, excluding items listed below	1,387	4,062
Depreciation and amortization	53	161
Selling, general and administrative	82	239

Total operating expenses	1,522	4,462

Operating loss	(11)	(373)
Interest expense (contractual interest expense was $43 million and $113 million, respectively)	(31)	(79)
Loss on extinguishment of debt	(23)	(23)
Other income, net	7	12

Loss before reorganization items, income tax expense, and equity income	(58)	(463)
Reorganization items, net	(6)	(31)
Income tax expense	(3)	(4)
Equity income from non-consolidated affiliates, net of tax	5	14
Equity (loss) income from non-Debtor affiliates, net of tax	(1)	103

Net loss	$(63)	$(381)

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION BALANCE SHEET
(Non-filed entities, principally non-U.S. affiliates, excluded from Debtor group)

March 31, 2007
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$113
Restricted cash	108
Accounts receivable, net:
General Motors and affiliates	1,649
Other third parties	977
Non-Debtor affiliates	389
Notes receivable from non-Debtor affiliates	352
Inventories, net:
Productive material, work-in-process and supplies	826
Finished goods	302
Other current assets	297

Total current assets	5,013

Long-term assets:
Property, net	2,134
Investments in affiliates	376
Investments in non-Debtor affiliates	3,402
Goodwill	152
Other intangible assets, net	33
Other	336

Total long-term assets	6,433

Total assets	$11,446

Current liabilities not subject to compromise:
Debtor-in-possession financing	$3,072
Accounts payable	1,272
Accounts payable to non-Debtor affiliates	446
Accrued liabilities	815

Total current liabilities not subject to compromise	5,605

Long-term liabilities not subject to compromise:
Employee benefit plan obligations and other	639

Liabilities subject to compromise	17,607

Total liabilities	23,851

Stockholders’ deficit:
Common stock, $0.01 par value, 1,350 million shares authorized, 565 million shares issued	6
Additional paid-in capital	2,772
Accumulated deficit	(12,274)
Accumulated other comprehensive loss:
Employee benefit plans, excluding non-debtor entities	(2,706)
Other, including employee benefit plans for non-debtor entities	(151)

Total accumulated other comprehensive loss	(2,857)
Treasury stock, at cost (3.2 million shares)	(52)

Total stockholders’ deficit	(12,405)

Total liabilities and stockholders’ deficit	$11,446

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
(Non-filed entities, principally non-U.S. affiliates, excluded from Debtor group)

Month Ended
March 31, 2007
(in millions)
Cash flows from operating activities:
Net loss	$(63)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	53
Pension and other postretirement benefit expenses	42
Equity income from unconsolidated affiliates, net of tax	(5)
Equity loss from non-Debtor affiliates, net of tax	1
Reorganization items	6
Loss on debt extinguishment	23
Changes in operating assets and liabilities:
Accounts receivable, net	(149)
Inventories, net	41
Other assets	(4)
Accounts payable, accrued and other long-term liabilities	(65)
U.S. employee special attrition program, net of reimbursement by GM	(29)
Pension contributions	(1)
Other postretirement benefit (payments) receipts, net of reimbursement by GM	(17)
Payments for reorganization items, net	(15)
Other	(8)

Net cash used in operating activities	(190)

Cash flows from investing activities:
Capital expenditures	(11)
Proceeds from sale of property	2
Other	(2)

Net cash used in investing activities	(11)

Cash flows from financing activities:
Net proceeds from debtor-in-possession facility	177
Net repayments of borrowings under other debt agreements	(2)

Net cash provided by financing activities	175

Decrease in cash and cash equivalents	(26)
Cash and cash equivalents at beginning of period	139

Cash and cash equivalents at end of period	$113

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
1. Background and Organization
     General — Delphi Corporation (“Delphi” or the “Company”) is a world-leading supplier of vehicle electronics, transportation components, integrated systems and modules, and other electronic technology.
     Chapter 11 Reorganization Cases — On October 8, 2005, Delphi and certain of its United States (“U.S.”) subsidiaries (the “Initial Filers”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), and on October 14, 2005, three additional U.S. subsidiaries of Delphi (collectively with the Initial Filers, the “Debtors”) filed voluntary petitions for relief under the Bankruptcy Code (the Debtors’ October 8, 2005 and October 14, 2005 filings are referred to herein collectively as the “Chapter 11 Filings”). See the second page of this report for a listing of the Debtors and case number information. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Delphi’s non-U.S. subsidiaries were not included in the Chapter 11 Filings and will continue their business operations without supervision from U.S. courts. On October 17, 2005 the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors. The composition of the creditors’ committee was subsequently changed. On March 22, 2006, the Court granted a motion to create an equity committee to represent the interests of Delphi’s stock owners and on April 28, 2006, the U.S. Trustee appointed a committee of equity security holders in these chapter 11 cases. The equity committee’s composition was also later changed.
     On January 20, 2006, the Debtors filed with the Court the Schedules of Assets and Liabilities and Statements of Financial Affairs (the “Schedules and Statements”), as required by the Bankruptcy Code. Subsequently, on February 1, 2006 and April 18, 2006, the Debtors filed certain amendments to the Schedules and Statements.
     On February 3, 2006, the United States Trustee convened a meeting of creditors of Delphi pursuant to section 341 of the Bankruptcy Code. A section 341 meeting is a statutorily mandated meeting of creditors, presided over by the United States Trustee, at which a debtor’s representatives appear and all creditors of the debtor are entitled to attend. At the conclusion of the section 341 meeting, the United States Trustee closed the meeting.
     On April 12, 2006, the Court established a bar date of July 31, 2006 for filing proofs of claim against the Debtors’ estates.
     On December 18, 2006, the Debtors accepted a proposal for an equity purchase and commitment agreement (the “EPCA”) with affiliates of Appaloosa Management L.P., Cerberus Capital Management, L.P., and Harbinger Capital Partners Master Fund I, Ltd., as well as Merrill Lynch & Co. and UBS Securities LLC (collectively, the “Plan Investors”). Under the EPCA, the Plan Investors agreed to invest up to $3.4 billion in preferred and common equity in the reorganized Delphi to support the Debtors’ transformation plan and its Plan Framework Support Agreement (see definition below). The EPCA is subject to the completion of due diligence, satisfaction or waiver of numerous other conditions (including Delphi’s achievement of consensual agreements with its U.S. labor unions and GM), and the non-exercise by either Delphi or the Plan Investors of certain termination rights.
     Also on December 18, 2006, the Company entered into a plan framework support agreement (the “PSA”) with the Plan Investors and GM. The PSA outlines certain proposed terms of the Debtors’ anticipated plan of reorganization, including the distributions to be made to creditors and shareholders, the treatment of GM’s claims, the resolution of certain pension funding issues, and the corporate governance of the reorganized Debtors. The PSA as well as the economics and structure of the plan framework itself are expressly conditioned on the Debtors’ reaching consensual agreements with their U.S. labor unions and GM.
     Contemporaneously with the issuance of these announcements on December 18, 2006, the Debtors sought authorization and approval of the EPCA and the PSA. On January 12, 2007, the Court entered an order authorizing the Company to execute, deliver, and implement the agreements.
     On February 28, 2007, the Debtors announced that they and the Plan Investors had entered into an amendment to the EPCA, to extend the date by which the Company, the affiliate of Cerberus Capital Management, L.P. or the affiliate of Appaloosa Management L.P. have the right to terminate the EPCA on account of not having completed tentative labor agreements with Delphi’s principal U.S. labor unions and a consensual settlement of legacy issues with GM. The amendment provides that the day-to-day right to terminate will continue beyond February 28, 2007 through a future date to be established pursuant to a 14-day notice mechanism in the amendment. The amendment
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
also extends the deadline to make certain regulatory filings under the federal antitrust laws in connection with the framework transaction. On April 19, 2007, Delphi announced that the Debtors anticipated negotiating changes to the Equity Purchase and Commitment Agreement and the Plan Framework Support Agreement. None of the parties entitled to give notice of termination of the framework agreements had done so as of April 19, 2007 and that these agreements remain effective as previously filed until modified or terminated.
2. Basis of Presentation
     Condensed Combined Debtor-in-Possession Financial Statements — The financial statements and supplemental information contained herein are unaudited, preliminary and may not comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”), in all material respects. In addition, the financial statements and supplemental information contained herein represent the condensed combined financial information for the Debtors only. Delphi’s non-Debtor subsidiaries are treated as non-consolidated affiliates in the attached financial statements and as such, their net income (loss) is included as “Equity income from non-Debtor affiliates, net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor affiliates” in the balance sheet.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does require, however, that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
     The unaudited combined financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with U.S. GAAP, and upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with U.S. GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2006 Annual Report on Form 10-K that was filed with the United States Securities and Exchange Commission.
     The results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.
     Intercompany Transactions — Intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor affiliates have not been eliminated in the financial statements and are reflected as intercompany receivables, loans, investments, and payables.
     General Motors and Affiliates — Includes activity with General Motors Corporation (“GM”) and its consolidated subsidiaries. Activity with GM’s non-consolidated affiliates (such as GM Shanghai) and activity with other Tier 1 suppliers who sell directly to GM is classified as other (non-GM) customer activity.
     Restricted Cash — Primarily includes balances restricted for use for the pre-retirement portion of the special attrition program.
     Property — Includes property, plant, and equipment and is recorded at cost net of accumulated depreciation.
     Contractual Interest Expense — Contractual interest expense represents amounts due under the contractual terms of outstanding debt during the month, including unsecured debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
     Taxes — Delphi accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. Due to the Company’s history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, during the fourth quarter of 2004, Delphi established a 100% valuation allowance against its U.S. deferred tax assets. As a result, Delphi discontinued recognizing income tax benefits for net operating losses incurred in periods subsequent to December 31, 2004 and continues to record a 100% valuation allowance against all U.S. deferred tax assets.
     The Debtors have received authorization, but not direction, to pay sales, use, trust fund, and certain other taxes in the normal course. Accordingly, the Debtors have paid the applicable taxes when due. See the schedules of payroll and other taxes paid for additional information regarding taxes paid.
     Other Postretirement Benefit (Payments) Receipts, Net of Reimbursement by GM — As previously disclosed, as part of the special attrition program certain eligible Delphi U.S. hourly employees represented by the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the “UAW”) and the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers, Industrial Division of the Communication Workers of America, AFL-CIO, CLC (the “IUE-CWA”) were eligible to retire as employees of Delphi or flow back to GM and retire. During 2006, approximately 10,000 employees elected to flow back to GM and retire. Although GM agreed to assume the postretirement healthcare and life insurance coverages for these retirees, due to the volume of retirements, GM was unable to immediately transition these retirees to GM healthcare and life insurance plans. Delphi agreed to administer health and life insurance coverages for these retirees during the transition period and GM agreed to reimburse Delphi for its actual costs for providing such coverages. As of March 31, 2007, Delphi’s receivable from GM for these costs was $12 million.
     Pension Contributions — On April 12, 2007, Delphi contributed approximately $50 million to its U.S. defined benefit pension plans. The amount contributed represents the portion of the pension contribution attributable to services rendered by employees of the Debtors in the first quarter of 2007. Under the Employee Retirement Income Security Act and the Internal Revenue Code, a minimum funding payment of approximately $396 million to the U.S. pension plans was due on April 13, 2007. As permitted under chapter 11 of the Bankruptcy Code, however, Delphi contributed only the portion of the contribution attributable to postpetition service. The unpaid portion of the minimum funding payments remains payable as a claim against Delphi and will be determined in Delphi’s plan of reorganization with other claims. Delphi has appointed an independent fiduciary for all of its tax qualified defined benefit pension plans who is charged with pursuing claims on behalf of the plans to recover minimum funding contribution.
3. Debtor-in-Possession (“DIP”) Financing
     On January 5, 2007, the Court granted Delphi’s motion to obtain replacement post-petition financing of approximately $4.5 billion to refinance both its $2.0 billion Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement, dated November 21, 2005 (the “Amended DIP Credit Facility”), and the approximate $2.5 billion outstanding on its $2.825 billion Five Year Third Amended and Restated Credit Agreement, dated as of June 14, 2005 (as amended, the “Prepetition Facility”).
     On January 9, 2007, Delphi entered into a Revolving Credit, Term Loan, and Guaranty Agreement (the “Refinanced DIP Credit Facility”) to borrow up to approximately $4.5 billion from a syndicate of lenders. The Refinanced DIP Credit Facility consists of a $1.75 billion first priority revolving credit facility (“Tranche A” or the “Revolving Facility”), a $250 million first priority term loan (“Tranche B” or the “Tranche B Term Loan” and, together with the Revolving Facility, the “First Priority Facilities”), and an approximate $2.5 billion second priority term loan (“Tranche C” or the “Tranche C Term Loan”).
     The Refinanced DIP Credit Facility carries an interest rate at Delphi’s option of either the Administrative Agent’s Alternate Base Rate plus (i) with respect to Tranche A borrowings, 1.50%, (ii) with respect to Tranche B borrowings, 1.25%, and (iii) with respect to Tranche C borrowings, 1.75%, or LIBOR plus (x) with respect to Tranche A borrowings, 2.50%, (y) with respect to Tranche B borrowings, 2.25%, and (z) with respect to Tranche C borrowings, 2.75%. The interest rate period can be set at a two-week or one-, three-, or six-month period as selected by Delphi in accordance with the terms of the Refinanced DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement of the Alternate Base Rate or LIBOR through the term of the Refinanced DIP Credit Facility. The Refinanced DIP Credit Facility will expire on the earlier of December 31, 2007 and the date of
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
the substantial consummation of a reorganization plan that is confirmed pursuant to an order of the U.S. Bankruptcy Court. Borrowings under the Refinanced DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
     The Refinanced DIP Credit Facility provides the lenders with a perfected first lien (with the relative priority of each tranche as set forth above) on substantially all material tangible and intangible assets of Delphi and its wholly-owned domestic subsidiaries (however, Delphi is only pledging 65% of the stock of its first tier foreign subsidiaries to the extent that, in its reasonable business judgment, adverse tax consequences would result) and further provides that amounts borrowed under the Refinanced DIP Credit Facility will be guaranteed by substantially all of Delphi’s affiliated Debtors, each as debtor and debtor-in-possession.
     The amount outstanding at any one time under the First Priority Facilities is limited by a borrowing base computation as described in the Refinanced DIP Credit Facility. The borrowing base computation fell short of the Refinanced DIP Credit Facility commitment on March 31, 2007. Borrowing base standards may be fixed and revised from time to time by the Administrative Agent in its reasonable discretion, with any changes in such standards to be effective 10 days after delivery of a written notice thereof to Delphi (or immediately, without prior written notice, during the continuance of an event of default).
     The Refinanced DIP Credit Facility includes affirmative, negative and financial covenants that impose restrictions on Delphi’s financial and business operations, including Delphi’s ability to, among other things, incur or secure other debt, make investments, sell assets and pay dividends or repurchase stock. So long as the Facility Availability Amount (as defined in the Refinanced DIP Credit Facility) is equal to or greater than $500 million, compliance with the restrictions on investments, mergers and disposition of assets do not apply (except in respect of investments in, and dispositions to, direct or indirect domestic subsidiaries of Delphi that are not guarantors).
     The covenants require Delphi to, among other things, maintain a rolling 12-month cumulative Global EBITDAR for Delphi and its direct and indirect subsidiaries, on a consolidated basis, beginning on December 31, 2006 and ending on November 30, 2007 at the levels set forth in the Refinanced DIP Credit Facility.
     The Refinanced DIP Credit Facility contains certain defaults and events of default customary for debtor-in-possession financings of this type. Upon the occurrence and during the continuance of any default in payment of principal, interest or other amounts due under the Refinanced DIP Credit Facility, interest on all outstanding amounts is payable on demand at 2% above the then applicable rate.
     Also on January 9, 2007 both the $250 million Tranche B Term Loan and the $2.5 billion Tranche C Term Loan were funded and the proceeds were used to extinguish amounts outstanding under the Amended DIP Credit Facility and the Prepetition Facility. Delphi incurred no early termination penalties in connection with the termination of these agreements. However, the composition of the syndicate of lenders for the Refinanced DIP Credit Facility changed substantially as compared to those for the Amended DIP Credit Facility and the Prepetition Facility. As a result, Delphi expensed approximately $25 million of unamortized debt issuance and discount costs related to the Amended DIP Credit Facility and Prepetition Facility in the first quarter of 2007, of which $23 million was recognized as loss on extinguishment of debt and $2 million was recognized as interest expense. The Company elected to pay interest on the Tranche B Term Loan at LIBOR plus 2.25% for a three-month period and on the Tranche C Term Loan at LIBOR plus 2.75% for a three-month period. As of March 31, 2007, there was $327 million outstanding under the Revolving Facility and the Company had approximately $97 million in letters of credit outstanding under the Revolving Facility as of that date.
     On March 29, 2007, Delphi entered into the First Amendment to the Refinanced DIP Credit Facility (the “First Amendment”). The First Amendment provides for an amended definition of “Global EBITDAR”, the addition of a two-week LIBOR interest election option and amended monthly Global EBITDAR covenant levels. The amended definition of Global EBITDAR eliminates cash payment limits with respect to restructuring costs from the definition.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
4. Reorganization Items
     SOP 90-7 requires reorganization items such as realized gains and losses from the settlement of prepetition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under chapter 11, to be separately disclosed. The Debtors’ reorganization items consist of the following:

		Year to Date
	Month Ended	January 1 to
	March 31, 2007	March 31, 2007
	(in millions)
Professional fees directly related to reorganization	$(10)	$(43)
Interest income	4	12

Total Reorganization Items	$(6)	$(31)

     Professional fees directly related to the reorganization (“Professional Fees”) include fees and reimbursable expenses associated with advisors to the Debtors, the official committee of unsecured creditors, the official committee of equity holders, the agents to the Debtors’ debtor-in-possession credit facility and prepetition credit facility (for fees and expenses incurred on or prior to the effective date of the refinancing), and the unions. Professional Fees also include less than $1 million for the month ended March 31, 2007 and $2 million year to date of fees for certain legal advisors to GM. Professional Fees for the month ended March 31, 2007 were estimated by the Debtors and will be reconciled to actual invoices when received.
5. Liabilities Subject to Compromise
     As a result of the Chapter 11 Filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-chapter 11 liabilities are stayed. Although prepetition claims are generally stayed, at hearings held in mid October 2005 and November 2005, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management, and retention of professionals.
     The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. On April 12, 2006, the Court entered an order establishing July 31, 2006 as the bar date by which claims against the Debtors arising prior to the Debtors’ Chapter 11 Filings were required to be filed if the claimants were to receive any distribution in the chapter 11 cases. The Debtors notified (including by publication notice) all known actual and potential creditors of the bar date and the required procedures with respect to the filing of proofs of claim with the Court. Any differences between claim amounts listed by the Debtors in their Schedules of Assets and Liabilities (as amended) and claims filed by creditors are being investigated and, if necessary, the Court will make the final determination as to the amount, nature, and validity of claims.
     The Debtors have received approximately 16,600 proofs of claim, some of which assert, in part or in whole, unliquidated claims. In addition, the Debtors have compared proofs of claim they have received to liabilities they have already scheduled and determined that there are certain scheduled liabilities for which no proof of claim was filed. In the aggregate, total proofs of claim and scheduled liabilities assert approximately $37 billion in liquidated amounts, including approximately $900 million in intercompany claims, and additional unliquidated amounts. Although the Debtors have not completed the process of reconciling these proofs of claim and thus the ultimate amount of such liabilities is not determinable at this time, the Debtors believe that the aggregate amount of claims filed is likely to exceed the amount that will ultimately be allowed by the Court. As of April 10, 2007, the Debtors have objected to approximately 11,400 proofs of claim which asserted approximately $9 billion in aggregate liquidated amounts plus additional unliquidated amounts. The Court has entered orders disallowing approximately 8,700 of those proofs of claim, which orders reduced the amount of asserted claims by approximately $9 billion in aggregate liquidated amounts plus additional unliquidated amounts. The Debtors anticipate that additional proofs of claim will be the subject of future objections as such proofs of claim are reconciled. Nonetheless, the determination of how liabilities will ultimately be settled and treated cannot be made until the Court approves a chapter 11 plan of
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
reorganization. Classification for purposes of these financial statements of any prepetition liabilities on any basis other than liabilities subject to compromise is not an admission against interest or legal conclusion by the Debtors as to the manner of classification, treatment, allowance, or payment in the Debtors’ chapter 11 cases, including in connection with any plan of reorganization that may be confirmed by the Court and that may become effective pursuant to an order of the Court.
     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Liabilities subject to compromise consist of the following:

March 31, 2007
(in millions)
Pension obligations	$4,291
Postretirement obligations other than pensions, including amounts payable to GM	9,209
Debt and notes payable	2,442
Accounts payable	828
Other	837

Total Liabilities Subject to Compromise	$17,607

6. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed postpetition accounts payable have been and are being paid under agreed-upon payment terms.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL AND PAYROLL TAXES WITHHELD AND INCURRED
MONTH ENDED MARCH 31, 2007

	Employee Payroll Taxes	Employer Payroll
Gross Wages Paid	Withheld	Taxes Owed
$277,889,467	$80,806,475	$23,992,935

Note:	As previously disclosed, as part of the special attrition program certain eligible Delphi U.S. hourly employees represented by the UAW and the IUE-CWA received lump sum incentive payments or buyout payments. These payments were made by Delphi and are wholly or partially reimbursed by GM, and are included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED MARCH 31, 2007

Payee	Payroll Taxes Paid
Internal Revenue Service	$87,517,026
State of Michigan	3,681,917
City of Flint, MI	71,203
City of Saginaw, MI	67,622
City of Grand Rapids, MI	5,579
City of Detroit, MI	3,868
City of Walker, MI	720
City of Pontiac, MI	492
State of Ohio	2,082,870
City of Moraine, OH	746,927
City of Kettering, OH	518,417
City of Dayton, OH	249,799
City of Warren, OH	170,967
City of Vandalia, OH	57,330
City of Hubbard, OH	20,226
City of Columbus, OH	11,825
City of Lordstown, OH	8,817
City of Trotwood, OH	3,562
City of Huron, OH	2,382
City of Springfield, OH	2,111
City of Dublin, OH	1,776
City of Toledo, OH	733
City of Cincinnati, OH	365
City of Akron, OH	245
City of West Carrollton, OH	191
City of Canton, OH	163
City of Mansfield, OH	57
City of Xenia, OH	20
City of Norwalk, OH	6
State of New York	1,822,395
State of Indiana	1,364,372
State of Mississippi	446,893
State of Alabama	354,152
State of Wisconsin	137,412
State of Oklahoma	119,103
State of Georgia	67,761
State of California	46,299
State of Illinois	35,365
State of Colorado	30,665
City of Denver, CO	2,052
State of Kansas	26,990
State of Pennsylvania	23,876
City of Philadelphia, PA	214
City of Towamencin, PA	53
State of South Carolina	11,938
State of New Jersey	5,964
State of Missouri	5,629
State of Virginia	4,834
State of Oregon	3,705
State of North Carolina	3,074
State of Arizona	2,749
State of Arkansas	2,394
State of Minnesota	1,958
State of Connecticut	1,152
State of Texas	1,070
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED MARCH 31, 2007

Payee	Payroll Taxes Paid
State of Kentucky	$936
State of Maryland	924
State of Louisiana	397
State of Delaware	246
Inland Revenue Service (UK)	539,115
Country of Switzerland	6,100

Total	$100,297,003

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED MARCH 31, 2007

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid
State of Ohio	Use	$537,716	$537,716
State of Michigan	Use	263,471	263,471
State of Indiana	Use	191,182	191,182
State of New York	Use	112,259	112,259
State of Mississippi	Use	41,408	41,408
Limestone County, Alabama (Payee ALATAX — Tax Trust Account)	Use	36,176	36,176
State of Texas	Use	27,361	27,361
State of Wisconsin	Use	16,931	16,931
State of Georgia	Use	5,935	5,935
Gadsden City, Alabama (Payee ALATAX — Tax Trust Account)	Use	5,802	5,802
Etowah County, Alabama (Payee LGREC Inc.)	Use	1,377	1,377
Colorado Dept of Revenue	Use	687	687
Coaling, Alabama (Payee ALATAX - Tax Trust Account)	Use	102	102
Tuscaloosa, County Alabama	Use	39	39
Mississippi Office of Revenue	Income	606,000	606,000
U.S. Internal Revenue Service	Income	50,000	50,000
State of Alabama	Income	25,000	25,000
California Board of Equalization	Income	15,000	15,000
California Franchise Tax Board	Income	14,990	14,990
State of New Jersey	Income	12,580	12,580
Wisconsin Department of Revenue	Income	3,000	3,000
New York State Corporation Tax	Income	800	800
Vermont Department of Taxes	Income	250	250
City of Portland/Multnomah County, Oregon	Income	110	110
Lockport, New York	Real Property	206,549	206,549
Oak Creek, Wisconsin	Real Property	56,328	56,328
Pinellas County, Florida	Personal Property	29,897	29,897
Bay County, Florida	Personal Property	16,435	16,435
Miami-Dade County, Florida	Personal Property	15,591	15,591
Manatee County, Florida	Personal Property	11,900	11,900
Pottawatomie County, Oklahoma	Personal Property	10,111	10,111
Santa Rosa County, Florida	Personal Property	2,530	2,530
St Johns, Florida	Personal Property	1,709	1,709
Palm Beach County, Florida	Personal Property	1,123	1,123
Polk County, Florida	Personal Property	1,035	1,035
Hillsborough County, Florida	Personal Property	966	966
Marion County, Florida	Personal Property	395	395
Clark County, Washington	Personal Property	210	210
King County, Washington	Personal Property	200	200
Riverside County, California	Personal Property	133	133
Brevard County, Florida	Personal Property	12	12
State of Ohio	Kilowatt Hour	63,994	63,994
State of Alabama	Seller's Use	56,215	56,215
State of Alabama	Consumer Use	36,830	36,830
State of Alabama	Franchise	19,510	19,510
Delaware Secretary of State	Franchise	2,000	2,000
Pennsylvania Department of Revenue	Franchise	750	750
Treasurer, City of Bowling Green	Franchise	30	30
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED MARCH 31, 2007

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid
Department of the Treasury	Withholding (non-payroll)	$10,500	$10,500
	Kilowatt Hour
State of Ohio	Annual Renewal	2,000	2,000
Colorado Dept of Revenue	Utility	194	194
Colorado Dept of Revenue	Sales	108	108
South Carolina Department of Revenue	Sales & Use	48	48
State of Michigan	Single Business	3	3

Total		$2,515,482	$2,515,482

Note 1:	The amounts listed above for tax due and tax paid include postpetition taxes and only those prepetition taxes for which the Debtors have received Court authorization to pay. Accordingly, certain prepetition taxes (primarily on real and personal property) that the Debtors do not have authority to pay are not included in the schedule above. Such prepetition taxes are included in the balance sheet as part of “Liabilities Subject to Compromise.”

Note 2:	Certain Debtors also pay transaction taxes such as value added tax (“VAT”) to certain foreign countries based upon the purchase or supply of goods or services within the country and the importation of goods into the country from outside the country. For the purchase of goods or services in certain foreign countries, VAT may either be collected by the supplier from the Debtors or paid directly by the Debtors through self-assessment. For the supply of goods or services in certain foreign countries, the Debtors may collect VAT from the customers and remit the tax to the foreign governments. Upon importation in certain countries, VAT may be paid by the Debtors. In most cases, VAT is recoverable either as an input VAT credit or as a refund. The process of calculating VAT owed or refundable is a complex process of netting VAT paid, collected, and remitted. To the best of the Company’s knowledge, all VAT has been paid and is being paid when due. In addition, certain Debtors incur foreign withholding taxes on certain payments from various foreign non-Debtor affiliates. These foreign withholding taxes generally apply to interest, royalties, dividends, and service payments received from certain foreign non-Debtor affiliates. The foreign withholding taxes are required to be withheld by the foreign non-Debtor affiliates and paid over to the foreign tax authorities on behalf of the Debtors. To the best of the Company’s knowledge, all foreign withholding taxes have been withheld by the foreign non-Debtor facilitates when required to be withheld and paid over to the appropriate foreign tax authorities when due. These foreign tax payments have not been included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF DISBURSEMENTS
MONTH ENDED MARCH 31, 2007

	Case
Debtor Name	Number	Amount (4)
Delphi NY Holdings Corporation	05-44480	$—
Delphi Corporation	05-44481	—
ASEC Manufacturing General Partnership	05-44482	—
ASEC Sales General Partnership	05-44484	—
Environmental Catalysts, LLC	05-44503	—
Delphi Medical Systems Colorado Corporation	05-44507	4,161,125
Delphi Medical Systems Texas Corporation	05-44511	2,325,871
Delphi Medical Systems Corporation	05-44529	925,296
Specialty Electronics International Ltd.	05-44536	—
Specialty Electronics, Inc.	05-44539	492,276
Delphi Liquidation Holding Company	05-44542	—
Delphi Electronics (Holding) LLC	05-44547	—
Delphi Technologies, Inc.	05-44554	3,718,776
Delphi Automotive Systems Tennessee, Inc.	05-44558	—
Delphi Mechatronic Systems, Inc.	05-44567	11,491,928
Delphi Automotive Systems Risk Management Corporation	05-44570	—
Exhaust Systems Corporation	05-44573	9,373,896
Delphi China LLC	05-44577	—
Delphi Automotive Systems Korea, Inc.	05-44580	100,209
Delphi International Services, Inc.	05-44583	6,643,688
Delphi Automotive Systems Thailand, Inc.	05-44586	—
Delphi Automotive Systems International, Inc.	05-44589	—
Delphi International Holdings Corporation	05-44591	—
Delphi Automotive Systems Overseas Corporation	05-44593	2,276
Delphi Automotive Systems (Holding), Inc.	05-44596	—
Delco Electronics Overseas Corporation	05-44610	9,187,318
Delphi Diesel Systems Corporation	05-44612	36,413,972
Delphi LLC	05-44615	—
Aspire, Inc.	05-44618	198,718
Delphi Integrated Service Solutions, Inc.	05-44623	172,863
Delphi Connection Systems	05-44624	6,314,458
Packard Hughes Interconnect Company	05-44626	—
DREAL, Inc.	05-44627	—
Delphi Automotive Systems Services LLC	05-44632	151,740,581
Delphi Services Holding Corporation	05-44633	—
Delphi Automotive Systems Global (Holding), Inc.	05-44636	—
Delphi Foreign Sales Corporation	05-44638	—
Delphi Automotive Systems Human Resources LLC	05-44639	136,242,680
Delphi Automotive Systems LLC	05-44640	1,519,124,475
Delphi Furukawa Wiring Systems LLC	05-47452	2,426,705
Delphi Receivables LLC	05-47459	—
MobileAria, Inc.	05-47474	—

(4)	Operating expenses for the month ended March 31, 2007 were used as a proxy for disbursements.
Case Number: 05-44481 (RDD) (Jointly Administered)